SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act OF 1934

Date of Report: January 23, 2003
(Date of earliest event reported)

CHEROKEE INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6835 Valjean Avenue
Van Nuys, California 91406

(Address of Principal Executive Offices, including Zip Code)

(818) 908-9868
(Registrant’s telephone number, including area code)

Item 5.

Cherokee Inc. announced today that the arbitration panel in the Cherokee-Mossimo arbitration issued its final award on January 17, 2003, in Cherokee’s favor. The arbitration panel ruled in its final award that Cherokee shall recover from Mossimo, Inc. the finder’s fee that it is entitled to receive pursuant to its finder’s agreement with Mossimo as well as its attorneys’ fees, costs and interest. They also reaffirmed the validity of the original Finder’s Agreement between Cherokee, Inc. and Mossimo Inc. Cherokee will file a petition in the Los Angeles County Superior Court to confirm the arbitration award and enter judgment in its favor. Cherokee does not know whether Mossimo plans to further contest this award.

ITEM 7.    Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 23, 2003

ITEM 9.    Registration FD Disclosure.

On January 23, 2003, Cherokee Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Date: January 23, 2003	By:	/s/ KYLE B. WESCOAT
Name: Kyle B. Wescoat
Title: Chief Financial Officer